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                                                                    EXHIBIT 11.1

                        PIONEER NATURAL RESOURCES COMPANY

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

                                                                                               Per Share
                                                              Income            Shares         Amount(a)
                                                            -----------         -------        ---------
                                                                    (in thousands)
DECEMBER 31, 1998

Basic EPS:
  Loss available to common stockholders                     $  (746,426)        100,055        $   (7.46)
                                                                                               =========

Effect of Dilutive Securities                                        --              --
                                                            -----------         -------

Diluted EPS:
  Loss available to common stockholders plus
    assumed dilutive conversions                            $  (746,426)        100,055        $   (7.46)
                                                            ===========         =======        =========



DECEMBER 31, 1997

Basic EPS:
  Loss available to common stockholders                     $  (890,671)         51,973        $  (17.14)
                                                                                               =========

Effect of Dilutive Securities                                        --              --
                                                            -----------         -------

Diluted EPS:
  Loss available to common stockholders plus
    assumed dilutive conversions                            $  (890,671)         51,973        $  (17.14)
                                                            ===========         =======        =========



DECEMBER 31, 1996

Basic EPS:
  Income available to common stockholders                   $  140,248           35,475        $    3.95
                                                                                               =========

Effect of Dilutive Securities:
  Options/restricted stock                                          --              394
  Preferred shares                                               7,683            6,714
                                                            ----------          -------

Diluted EPS:
  Income available to common stockholders plus
    assumed conversions                                     $  147,931           42,583        $    3.47
                                                            ==========          =======        =========


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(a) For 1998 and 1997, the computation of diluted net loss per share was antidilutive; therefore, the amounts reported for basic and diluted net loss per share were the same.